UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

Lottery.com Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20808 State Hwy 71 W, Unit B Spicewood, Texas	78669
(Address of Principal Executive Offices)	(Zip Code)

(737) 309-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2023, Lottery.com Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to amend the Company’s Second Amended and Restated Certificate of Incorporation to effect, effective as of 5:30 p.m. Eastern Time on August 9, 2023, a 1-for-20 reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.001 per share (“Common Stock”). At the effective time of the Reverse Stock Split, every 20 shares of Common Stock either issued and outstanding or held as treasury stock was automatically reclassified into one new share of Common Stock. The total number of shares of Common Stock authorized for issuance did not change as a result of the Reverse Stock Split. The Reverse Stock Split was approved by the Company’s stockholders at the Company’s 2023 annual meeting of its stockholders held virtually on August 7, 2023 (the “Annual Meeting”) (as described further below under Item 5.07) and approved by the board of directors of the Company (the “Board”) on August 7, 2023. The Common Stock opened for trading on The Nasdaq Stock Market LLC (“Nasdaq”) on a reverse split-adjusted basis on August 10, 2023, under the existing trading symbol “LTRY.”

The new CUSIP number for the Common Stock following the Reverse Stock Split is 54570M 207. The par value per share of Common Stock will remain unchanged at $0.001. The Company’s publicly traded warrants will continue to be traded on Nasdaq under the symbol “LTRYW” and the CUSIP number for the warrants will remain unchanged.

In addition, as a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of Common Stock underlying the Company’s outstanding equity awards, the number of shares issuable upon the exercise of the Company’s outstanding warrants and the number of shares issuable under the Company’s equity incentive plans and certain existing agreements, as well as the exercise, grant and acquisition prices of such equity awards and warrants, as applicable.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to a cash payment (without interest or deduction) in lieu thereof at a price equal to the fraction of one share to which the stockholder would otherwise be entitled multiplied by the closing price per share of Common Stock on Nasdaq on August 9, 2023, the date of the effective time of the Reverse Stock Split.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 7, 2023, the Company held the Annual Meeting. The final voting results for each item voted on at the Annual Meeting are set forth below:

Proposal No. 1 - Director Election

The following nominee was elected to serve as a director of the Company for a three-year term:

	FOR	WITHHELD	BROKER NON-VOTES
Nick Kounoupias	19,775,260	167,788	N/A

Proposal No. 2 – Reverse Stock Split

The Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio in the range of one-for-two to one-for-thirty of our Common Stock, with the exact ratio to be determined in the discretion of our Board with such reverse stock split to be effected at such time and date, if at all, as determined by our Board in its sole discretion:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,825,501	3,259,623	413,989	—

Proposal No. 3 - Ratification of Independent Auditors

The Company’s stockholders ratified the appointment of Yusufali & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,740,802	379,345	2,396,966	N/A

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Lottery.com Inc.’s Second Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lottery.com Inc.

By:	/s/ Matthew McGahan
Name:	Matthew McGahan
Title:	Interim Chief Executive Officer

Date: August 10, 2023